EXHIBIT 24.4

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in the Registration Statement of TearDrop Golf Company on Form SB-2 of our report dated January 31, 1997 except for Notes 17 and 18 as to which the dates are March 21, 1997 and October 7, 1997, respectively, on the financial statements of TearDrop Golf Company, and to the reference to our firm under the caption "Experts" in such Prospectus.

                                                 ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
October 7, 1997